EXHIBIT 12.1
Ratio of Earnings to Fixed Charges
(amounts in thousands other than ratios)

	Predecessor			Successor
	Year Ended		For the period from December 31, 2011 through September 7, 2012	For the period September 8, 2012 through December 28, 2012	Year Ended	For the three months ended June 27, 2014	For the six months ended June 27, 2014
	December 31, 2010	December 30, 2011			For the fiscal year ended December 27, 2013
Earnings:
Income (loss) before income taxes	$46,750	$61,511	$24,208	$(38,947)	$(17,187)	$(63,084)	$(73,620)
Fixed charges (from below)	28,665	35,002	24,293	23,270	76,554	18,044	37,195
Total earnings (loss)	$75,415	$96,513	$48,501	$(15,677)	$59,367	$(45,040)	$(36,425)

Fixed Charges:
Interest expense	$18,710	$24,355	$16,631	$19,773	$63,087	$14,506	$30,190
Interest in rent expense estimated at 30% of rent expense	9,955	10,647	7,662	3,497	13,467	3,538	7,005
Total fixed charges (A)	$28,665	$35,002	$24,293	$23,270	$76,554	$18,044	$37,195

Ratio of Earnings to Fixed Charges	2.6	2.8	2.0	(B)	(C)	(D)	(E)

(A) Preferred security dividends of Interline New Jersey were excluded from fixed charges as preferred stock was held solely by corporate parent. Effective July 1, 2012, preferred stock of Interline New Jersey was canceled and retired.

(B) For the period from September 8, 2012 through December 28, 2012, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $38.9 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(C) For the fiscal year ended December 27, 2013, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $17.2 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(D) For the three months ended June 27, 2014, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $63.1 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(E) For the six months ended June 27, 2014, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $73.6 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
(amounts in thousands other than ratios)

	Predecessor			Successor
	Year Ended		For the period from December 31, 2011 through September 7, 2012	For the period from September 8, 2012 through December 28, 2012	Year Ended	For the three months ended June 27, 2014	For the six months ended June 27, 2014
	December 31, 2010	December 30, 2011			December 27, 2013
Earnings:
Income (loss) before income taxes	$46,750	$61,511	$24,208	$(38,947)	$(17,187)	$(63,084)	$(73,620)
Fixed charges (from below)	28,665	35,002	24,293	23,270	76,554	18,044	37,195
Total earnings (loss)	$75,415	$96,513	$48,501	$(15,677)	$59,367	$(45,040)	$(36,425)

Fixed Charges:
Interest expense	$18,710	$24,355	$16,631	$19,773	$63,087	$14,506	$30,190
Interest in rent expense estimated at 30% of rent expense	9,955	10,647	7,662	3,497	13,467	3,538	7,005
Total fixed charges (A)	$28,665	$35,002	$24,293	$23,270	$76,554	$18,044	$37,195

Preferred dividends (calculated below)	—	—	—	—	—	—	—

Total combined fixed charges and preferred dividends	$28,665	$35,002	$24,293	$23,270	$76,554	$18,044	$37,195

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	2.6	2.8	2.0	(B)	(C)	(D)	(E)

Surplus (Deficit)	$46,750	$61,511	$24,208	$(38,947)	$(17,187)	$(63,084)	$(73,620)

Preferred Dividends:
Preferred dividend amount (A)	$—	$—	$—	$—	$—	$—	$—
Tax rate	40.3%	38.8%	47.0%	27.0%	63.1%	38.8%	39.3%

Preferred dividends	$—	$—	$—	$—	$—	$—	$—

(A) Preferred security dividends of Interline New Jersey were excluded from fixed charges as preferred stock was held solely by corporate parent. Effective July 1, 2012, preferred stock of Interline New Jersey was canceled and retired.

(B) For the period from September 8, 2012 through December 28, 2012, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $38.9 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(C) For the fiscal year ended December 27, 2013, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $17.2 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(D) For the three months ended June 27, 2014, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $63.1 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(E) For the six months ended June 27, 2014, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $73.6 million to achieve a coverage ratio of 1.0 to 1.0 for this period.